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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              IPC ACQUISITION CORP.

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         Pursuant to Sections 242 and 245 of the General Corporation Law
                            of the State of Delaware

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     The undersigned Vice President of IPC Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The Corporation was originally incorporated under the name "GS IPC Acquisition Corp." in accordance with the General Corporation Law of the State of Delaware on November 13, 2001.

     2. The Certificate of Incorporation of the Corporation was duly amended on December 3, 2001.

     3. This Amended and Restated Certificate of Incorporation has been duly authorized and adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     4. The Corporation hereby restates the Certificate of Incorporation to read in its entirety as follows:

     FIRST: The name of the Corporation is IPC Acquisition Corp.
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     SECOND: The address of the Corporation's registered office in the State of
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Delaware is Corporation Trust Center, 1209 Orange Street in the City of
Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or
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activity for which corporations may be organized under the General Corporation
Law of Delaware.

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     FOURTH: The total number of shares which the Corporation shall have
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authority to issue is 25,000,000 shares of Common Stock, par value $.01 per share.

     FIFTH: The Board of Directors is expressly authorized to adopt, amend, or
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repeal the by-laws of the Corporation.

     SIXTH: Elections of directors need not be by written ballot unless the
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by-laws of the Corporation shall otherwise provide.

     SEVENTH: A director of the Corporation shall not be personally liable to
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the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or
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limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     EIGHTH: The Corporation reserves the right to amend, alter, change, or
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repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated
Certificate of Incorporation to be executed and acknowledged by its duly authorized officer this 14th day of December, 2001.

                                               IPC ACQUISITION CORP.


                                               By: /s/ Joseph H. Gleberman
                                                   ---------------------------
                                                   Name:  Joseph H. Gleberman
                                                   Title: Vice President

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